UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2012

ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21696	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 494-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   Other Events.

On June 4, 2012, ARIAD Pharmaceuticals, Inc. issued a press release announcing updated clinical data from the pivotal PACE trial of its investigational pan-BCR-ABL inhibitor, ponatinib, in patients with chronic myeloid leukemia (CML) or Philadelphia-positive acute lymphoblastic leukemia (Ph+ ALL), who are resistant or intolerant to dasatinib or nilotinib or who have the T315I mutation.  These data show that 54 percent of chronic-phase CML patients in the trial, including 70 percent of patients who have a T315I mutation, achieved a major cytogenetic response.  The PACE trial data were featured in an oral presentation at the 2012 American Society of Clinical Oncology (ASCO) annual meeting in Chicago, IL.

A copy of the press release is being filed herewith as Exhibit 99.1 and the information contained therein is incorporated by reference into this Current Report on Form 8-K.

ITEM 9.01   Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit
Number	Description

99.1	Press release dated June 4, 2012.

The press release contains hypertext links to information on ARIAD’s website.  The information on ARIAD’s website is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

		By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Executive Vice President, Chief Financial Officer

Date:	June 4, 2012

3